UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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 ☐ Preliminary Proxy Statement
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MOVANO INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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6800 Koll Center Parkway
Pleasanton, CA 94566
May 5, 2022
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Movano Inc. to be held at 1:00 p.m., Pacific Time, on June 21, 2022. The annual meeting will be held via the internet and will be a completely virtual meeting. The virtual meeting technology we employ provides expanded access, improved communication and cost savings for our stockholders. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting https://www.virtualshareholdermeeting.com/MOVE2022. You will also be able to vote your shares electronically at the annual meeting. Additional information on how to participate in this year’s virtual meeting can be found beginning on page 3 of the accompanying Proxy Statement.
We are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 5, 2022, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.
We look forward to your participation in the annual meeting by attending virtually or by submitting your proxy. Further details regarding the matters to be acted upon at this meeting appear in the Notice and the accompanying Proxy Statement. Please give this material your careful attention.
Very truly yours,

/s/ John Mastrototaro

John Mastrototaro
Chief Executive Officer

MOVANO INC.
6800 Koll Center Parkway
Pleasanton, CA 94566

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 21, 2022
To the Stockholders of Movano Inc.:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Movano Inc., a Delaware corporation, will take place at 1:00 p.m. Pacific Time, on June 21, 2022. The annual meeting will be a virtual meeting, held on the internet at https://www.virtualshareholdermeeting.com/MOVE2022 for the following purposes:
1.	To elect the two nominees to the Board of Directors nominated by the Board of Directors to serve for a three year term as Class I directors.
2.	To approve an amendment to our 2019 Omnibus Incentive Plan increasing the number of shares reserved for issuance thereunder by 6,000,000 shares.
3.	To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for 2022.
4.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.
In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our 2022 Annual Report to Stockholders via the internet. On or about May 5, 2022, we will mail to stockholders as of the record date a notice (the “Notice”) with instructions on how to access our annual meeting materials and submit your voting instructions via the internet, by mail or telephone. Only stockholders of record at the close of business on April 27, 2022, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
By Order of the Board of Directors,

/s/ Jeremy Cogan

Jeremy Cogan
Chief Financial Officer and Secretary
Pleasanton, California
May 5, 2022
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about May 5, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at
www.proxyvote.com.

MOVANO INC.
6800 Koll Center Parkway
Pleasanton, CA 94566
PROXY STATEMENT
The Board of Directors (the “Board”) of Movano Inc. (the “Company,” “Movano,” “we,” “us” or “our”) is providing these materials to you in connection with Movano’s annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will take place on 1:00 p.m. Pacific Time, on June 21, 2022 and will be held on the internet at https://www.virtualshareholdermeeting.com/MOVE2022. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about May 5, 2022.

GENERAL INFORMATION
Why am I receiving these materials?
You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.
Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the internet. Accordingly, we are sending the Notice to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
What is a proxy?
The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Annual Meeting in the way that you instruct. We have designated two of our executive officers to serve as proxy holders for the Annual Meeting. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions.
What is included in these materials?
These materials include:
•	this proxy statement for the Annual Meeting; and
•	a proxy card for the Annual Meeting; and
•	the 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021.
What items will be voted on at the Annual Meeting?
There are three proposals scheduled to be voted on at the Annual Meeting:
•	the election of the nominees to the Board nominated by our Board to serve for a three year term as Class I directors;
•	the approval of an amendment to our 2019 Omnibus Incentive Plan increasing the number of shares reserved for issuance thereunder by 6,000,000 shares; and
•	the ratification of the Audit Committee’s appointment of Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:
•	FOR the two nominees to the Board nominated by our Board to serve for a three year term as Class I directors;
•	FOR the approval of the amendment to our 2019 Omnibus Incentive Plan increasing the number of shares reserved for issuance thereunder by 6,000,000 shares; and
•	FOR the ratification of the Audit Committee’s appointment of Moss Adams as our independent registered public accounting firm for 2022.
When is the record date and who is entitled to vote?
Our Board of Directors set April 27, 2022 as the record date. Holders of record of shares of our common stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the record date, there were 32,783,609 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for at least ten days before the Annual Meeting during ordinary business hours at our principal executive offices located at 6800 Koll Center Parkway, Pleasanton, CA 94566. Any stockholder who wishes to inspect the stockholder list for any purpose germane to the Annual Meeting may call our Investor Relations department at 1-415-651-3172 to schedule an appointment. In addition, the list will be available to any stockholder for examination online during the Annual Meeting. To access the list during the Annual Meeting, please visit https://www.virtualshareholdermeeting.com/MOVE2022 and enter the 16 digit control number provided on your Notice or proxy card.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 1:00 pm Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting on June 21, 2022.
What is a stockholder of record?
A stockholder of record or registered stockholder is a stockholder whose ownership of Movano stock is reflected directly on the books and records of our transfer agent, Philadelphia Stock Transfer. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date and will ask you for the needed information during the time of registration. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a Legal Proxy from the stockholder of record authorizing you to vote your shares.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•	By telephone. You can vote by calling 1-800-690-6903 with the control number included on the Notice or proxy card.
•	By Internet. You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card.
•	By mail. You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 20, 2022.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at https://www.virtualshareholdermeeting.com/MOVE2022. If you were a stockholder as of the record date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.virtualshareholdermeeting.com/MOVE2022.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at https://www.virtualshareholdermeeting.com/MOVE2022 on the day of the Annual Meeting.
•	Webcast starts at 1:00 pm Pacific Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•
Stockholders may submit questions while attending the Annual Meeting via the Internet. Stockholders may also submit questions in advance of the Annual Meeting via email at the following email address: ir@movano.com.

•	Webcast replay of the Annual Meeting will be available until June 21, 2023.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
How can I change or revoke my vote?
If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the Annual Meeting by:
•	timely delivering a properly executed, later-dated proxy or submitting a proxy with new voting instructions using the telephone or internet voting system;
•	delivering a written revocation of your proxy to our Secretary at our principal executive offices on or before June 20, 2022; or
•	voting during the meeting.
If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.
What happens if I do not give specific voting instructions?
Stockholders of record. If you are a stockholder of record and you submit your proxy or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The election of directors (“Proposal 1”) and the approval of an amendment to our 2019 Omnibus Incentive Plan increasing the number of shares reserved for issuance thereunder (“Proposal 2”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 2.
The ratification of the appointment of Moss Adams as our independent registered public accounting firm for 2022 (“Proposal 3”) is considered to be routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, so we do not expect there will be any broker non-votes with respect to Proposals 3.

What is the quorum for the Annual Meeting?
The presence in person or by proxy of the holders representing not less than one-third in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum entitled to vote is necessary for the transaction of business at the Annual Meeting. This is called a quorum.
What is the voting requirement to approve each of the proposals?
The following are the voting requirements for each proposal:
•	Proposal 1: Election of Directors. The two nominees receiving the highest number of votes cast will be elected as directors.
•
Proposal 2: Approval of an Amendment to our 2019 Omnibus Incentive Plan increasing the number of shares reserved for issuance thereunder by 6,000,000 shares. The amendment to our 2019 Omnibus Incentive Plan to increase the number of shares reserved for issuance thereunder by 6,000,000 shares requires the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

•
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of Moss Adams as our independent registered public accounting firm for 2022 may be ratified by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

How are abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes will have no effect on Proposal 1 or 2. Broker non-votes are not expected to occur with respect to Proposal 3.
Abstentions will be counted as votes present and entitled to vote on the proposals considered at the Annual Meeting and, therefore, will have the effect of votes against Proposals 2 and 3. Abstentions will have no effect on the proposal regarding the election of directors.
Who pays for solicitation of proxies?
The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.
Where can I find the voting results of the Annual Meeting?
We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2023 annual meeting of stockholders?
Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2023 annual meeting of stockholders must be received by January 5, 2023. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 6800 Koll Center Parkway, Pleasanton, California 94566.
Requirements for Stockholder Proposals to Be Brought Before the 2023 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2023 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2023 annual meeting of stockholders, must be delivered to the Company’s Secretary at 6800 Koll Center Parkway, Pleasanton, California 94566 not earlier than the close of business on February 21, 2023 and not later than the close of business on March 23, 2023. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2023 annual meeting of stockholders.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2023.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our voting stock as of April 15, 2022 by:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;
•	each executive officer included in the Summary Compensation Table below;
•	each of our directors;
•	each person nominated to become director; and
•	all executive officers, directors and nominees as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o Movano Inc. at 6800 Koll Center Parkway, Pleasanton, California 94566. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of an option or warrant) within 60 days after April 15, 2022 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock as of April 15, 2022 is based upon 32,783,609 shares outstanding on that date.
Name and Address of Beneficial Owner	Shares of Common Stock	Shares Underlying Options and RSUs	Shares Underlying Warrants	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Rubén Caballero	40,000	348,750	—	388,750	1.2%
J. Cogan(1)	670,792	39,479	—	710,271	2.2%
Brian Cullinan(2)	219,927	—	—	219,927	*
Emily Wang Fairbairn(3)	403,428	10,000	—	413,428	1.2%
Michael Leabman	10,600	348,750	—	359,350	1.1%
John Mastrototaro	66,000	367,605	—	433,605	1.3%
Nan Kirsten Forte	—	8,333	—	8,333	*
Directors and Executive Officers as a group (7 persons)	1,410,747	1,189,583	0	2,600,330	7.5%

Five Percent Stockholders
Leabman Holdings, LLC(4)	3,754,084	—	—	3,754,084	11.5%
Fairbairn Trusts(5)	3,616,054	—	—	3,616,054	11.0%
•	Less than one percent.
(1)
670,792 shares of common stock are held by the Cogan/Goldberg Living Trust, the Jesse Gabriel Goldberg Cogan Irrevocable Trust and Maya Brooke Cogan Irrevocable Trust. J. Cogan is a trustee of each of these trusts as a result of which he has voting and dispositive power over such securities. Mr. Cogan disclaims any beneficial ownership of such shares except to the extent of his pecuniary interests therein. As of April 15, 2022, 94,792 of these shares were subject to continued vesting requirements.

(2)	As of April 15, 2022, 112,500 of these shares were subject to continued vesting requirements.
(3)
100,000 shares of common stock are held by Valley High Partners, LP. Ms. Fairbairn disclaims any beneficial ownership of such shares except to the extent of her pecuniary interests therein. As of April 15, 2022, 197,917 of these shares were subject to continued vesting requirements.

(4)
The address of Leabman Holdings LLC is 8010 E. Cedar Avenue, Denver, Colorado 80230. DvineWave Irrevocable Trust dated December 12, 2012 (“DvineWave”) is the sole member and manager of Leabman Holdings. Gregory Tamkin and Dorsey & Whitney Trust Company, LLC are the co-trustees of DvineWave and share voting and dispositive power with respect to all securities held by Leabman Holdings. This information is based solely on a Schedule 13G filed jointly with the SEC on February 2, 2022 by Gregory Tamkin, DvineWave and Dorsey & Whitney Trust Company, LLC.

(5)
Consists of 904,013 shares of Common Stock held by the NC Fairbairn Family Trust, 904,013 shares of Common Stock held by the GR Fairbairn Family Trust, 904,014 shares of Common Stock held by the NCF Eagle Trust, and 904,104 shares of Common Stock held by the GRF Tiger Trust (collectively, the “Fairbairn Trusts”). The address of the Fairbairn Trusts is 4465 South Jones Boulevard, Las Vegas, Nevada 89103. William Tai-Wei Ho is the trustee of each of the Fairbairn Trusts as a result of which he has sole voting and dispositive power with respect to these shares. This information is based solely on a Schedule 13G filed with the SEC on February 2, 2022 by William Tai-Wei Ho.

PROPOSAL 1—ELECTION OF DIRECTORS
General
At the 2022 Annual Meeting, two Class I directors are to be elected, each to hold office until the 2025 Annual Meeting and until his or her respective successor is elected and qualified, or until his or her earlier death, resignation or removal.
Our Board of Directors currently consists of five members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. The class up for election at the 2022 Annual Meeting is Class I, whose members are currently Emily Wang Fairbairn and Michael Leabman.
Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, our Board of Directors has nominated and recommended Emily Wang Fairbairn and Michael Leabman for election to our Board of Directors as Class I directors.
Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board.
The following table sets forth the nominees to be elected at the Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company.
Nominee’s or Director’s Name	Year First Became Director	Position with the Company
Emily Wang Fairbairn	2018	Director and Chair of the Board
Michael Leabman	2018	Chief Technology Officer and Director
Vote Required for Approval
The two nominees receiving the highest number of votes cast will be elected as directors.
Board Recommendation
The Board unanimously recommends that the stockholders vote FOR each of the nominees.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR
Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that such director or nominee should serve on the Board.
Nominees for Class I Directors
Emily Wang Fairbairn, age 60, has served as a director of the Company and Chair of the Board since March 2018. Ms. Fairbairn was co-founder and CEO of multi-billion-dollar hedge fund, Ascend Capital, from 1999 to 2018. The firm established a long/short equity hedge fund business focused on managing assets for institutional clients such as pensions, endowments and public companies. From 1987 to 1997, Ms. Fairbairn built a successful practice managing equity portfolios for high net worth clients for Merrill Lynch. From 1985 to1987 Ms. Fairbairn worked as a process engineer and supervisor for Pepsi’s Frito-Lay brand. Ms. Fairbairn is an active philanthropist with a history of supporting education, athletics, and medical research. She also serves on the funding board of MIT Sandbox Innovation Fund to actively mentor entrepreneurs. Ms. Fairbairn received her Bachelor of Science in chemical engineering from California State Polytechnic University Pomona. We believe Ms. Fairbairn is qualified to serve on our board of directors based on her background, experience, qualifications, attributes and skills, including her background in investment and finance matters, and extensive executive leadership and management experience.
Michael Leabman, age 49, founded the Company and has served as a member of its board of directors since January 2018, and as Chief Technology Officer since April 1st, 2021. As a serial entrepreneur with a passion for envisioning, inventing and executing, Mr. Leabman has previously founded four other companies in the wireless space and has more than 200 patents issued in smart antenna array for telecom/power. Most recently, Mr. Leabman founded Energous Corporation (Nasdaq: WATT), a wireless charging company, in October 2012, and served as a member of its board of directors from October 2012 until May 2018, and its Chief Technology Officer from October 2013 until January 2018. Prior to Energous, Mr. Leabman founded and served as President of TruePath Wireless, a service provider and equipment provider in the broadband communications industry and founded and served as CTO for DataRunway Inc., a wireless communication company providing broadband internet to airlines. Mr. Leabman received both his Bachelor of Science degree and Master of Engineering degree in electrical engineering from the Massachusetts Institute of Technology. We believe Mr. Leabman is qualified to serve as a member of our board of directors based on his background, experience, qualifications, attributes and skills, including founding our Company and his executive leadership and technical experience in the wireless and broadband communications industry.
Other Members of Our Board of Directors
Rubén Caballero, age 53, has served as a director of the Company since November 2019. Since April 2020, Mr. Caballero has served as Microsoft’s Corporate Vice President of Devices & Technology Engineering for the Mixed Reality Division, where he oversees Mixed Reality, AI and other special projects. Mr. Caballero served as a Vice President of Engineering at Apple from 2005 until April 2019, where he was one of the founding leaders of the iPhone hardware design team and later expanded his role to include iPad, Apple Watch, Macintosh, and other hardware products. Mr. Caballero’s senior role at Apple provided him with the opportunity to build and scale global teams, including the Wireless Design and Technology team for all the products/ecosystems at Apple, including the iPhone, iPad, Macs, AirPods, HomePod, and accessories. Before Apple, Mr. Caballero worked at two start-ups, where he led efforts for designing innovative products and core technology for wireless networked audio components and devices. Since August 2019, Mr. Caballero has served as a member of the board of directors of Resonant Inc. (Nasdaq: RESN), a company that is working to transform the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices. Mr. Caballero received a Bachelor’s degree in Electrical Engineering from École Polytechnique de Montréal, a Master in Electrical Engineering from New Mexico State University and an Honorary Doctorate from École Polytechnique de Montréal. We believe Mr. Caballero is qualified to serve on our board of directors based on his extensive experience in the technology industry, and his technical expertise gained from working with wireless technologies and commercializing products for one of the world’s largest technology companies.

Brian Cullinan, age 62, has served as a director of the Company since August 2020. Mr. Cullinan was a partner at PricewaterhouseCoopers LLP (“PwC”) from July 1997 through June 2020. While at PwC, Mr. Cullinan served as a Senior Relationship and Global Engagement Partner with responsibility for numerous PwC Fortune 500 clients. In addition, he served on PwC’s U.S. Board of Partners & Principals from 2010 to 2018, including two terms as Lead Director from 2012 to 2016. Mr. Cullinan simultaneously served as a member of PwC’s Global Board from 2013 to 2017 and as Managing Partner – Southwest Region from 2011 to 2017. Mr. Cullinan has served in numerous other leadership roles during his career at PwC, including West Region Assurance Leader from 2009 to 2012 and U.S. Entertainment, Media & Communications Assurance Leader from 2007 to 2009. He received a Bachelor of Arts from Cornell University and a Master of Science in Financial Accounting from Northeastern University. We believe Mr. Cullinan is qualified to serve on our board of directors based on his extensive knowledge of, and experience in, the application of accounting principles and the financial reporting process, as well as his extensive executive leadership and management experience.
Nan Kirsten Forte, age 59, has served as a director of the Company since April 2022. Since January 2019, Ms. Forte has served as Executive Vice President and General Manager of Everyday Health Group, a division of Ziff Davis. Ms. Forte served as Executive Vice President and Chief Growth Officer of Everyday Health Group from October 2018 until December 2018. Ms. Forte provided consulting services to Everyday Health Group from January 2018 until October 2018 and served as Senior Vice President, Brand Marketing at Healthline Media from January 2017 until August 2017. Prior to that Ms. Forte served as Chief Customer Officer at HealthTap and CEO of the Travora travel ad network. Previously Nan was a senior executive at WebMD for 12 years beginning with the acquisition of her startup Medcast Networks. Nan began her career at Whittle Communications (Medical News Network and Special Reports Television), Time Inc. and iVillage. Nan served as a member of the Advisory Panel on Medicare Education making recommendations to the Centers for Medicare and Medicaid Services (CMS) and HHS on opportunities to enhance the effectiveness of consumer education strategies. In 2015, Nan received her MS in Biomedical Communications from Long Island University’s Brooklyn College of Pharmacy and a BS in Biology from Swarthmore College in Swarthmore, PA. We believe Ms. Forte is qualified to serve on our board of directors based on her extensive brand marketing and product innovation experience, particularly in the healthcare industry, as well as her significant executive leadership and management experience.
John Mastrototaro, Ph.D., age 61, has served as a director of the Company since December 2020 and as President and CEO since April 1st, 2021. Mr. Mastrototaro has over 30 years of experience in the medical device industry, leading innovation and bringing new products to the market. Mr. Mastrototaro has served as the Chief Operating Officer of Orthosensor, Inc. since 2017. Previously, Mr. Mastrototaro spent the majority of his career with Medtronic, PLC. and MiniMed, Inc., where he was instrumental in initiating and leading a series of firsts in the world of diabetes, including the ambulatory continuous glucose monitoring system, the sensor augmented insulin pump and the early generations of the artificial pancreas. Prior to joining Orthosensor, Mr. Mastrototaro was Medtronic’s first VP of Informatics from 2013 to 2017, a role in which he helped develop a corporate strategy for the use of data and analytics to improve healthcare delivery. During his tenure in Medtronic’s Diabetes division, Mr. Mastrototaro held a number of positions, including CTO, VP of R&D and Business Development and Global VP of Clinical Research and Health Affairs. Mr. Mastrototaro started his career with Eli Lilly. He holds a B.A. in Mathematics and Physics from Holy Cross College and M.S. and Ph.D. in Biomedical Engineering from Duke University. Mr. Mastrototaro has authored over 50 peer reviewed manuscripts and holds over 60 US patents. We believe Mr. Mastrototaro is qualified to serve on our board of directors based on his background, experience, qualifications, attributes and skills, and that his significant knowledge of, and breadth of experience in, the medical device industry in general and diabetes monitoring and care in particular provides valuable insight to our board.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Set forth below is background information relating
to our executive officers:
Name	Age	Position
John Mastrototaro	61	Chief Executive Officer and Director
Michael Leabman	49	Founder and Chief Technology Officer
Jeremy (“J.”) Cogan	53	Chief Financial Officer
John Mastrototaro is discussed above under Information Concerning Directors and Nominees for Director.
Michael Leabman is discussed above under Information Concerning Directors and Nominees for Director.
J. Cogan has served as the Company’s Chief Financial Officer since May 2019. Mr. Cogan brings 24 years of financial experience to the Company. From July 2007 to December 2018, Mr. Cogan managed the Leisure & Media portfolio at Ascend Capital, a multi-billion-dollar, long/short equity hedge fund, based in the San Francisco Bay Area. At Ascend, he was also a member of the firm’s Executive Committee. From January 1995 to May 2007, Mr. Cogan was a member of the equity research team at Banc of America Securities LLC (and its predecessors). For the majority of his tenure at Banc of America Securities, Mr. Cogan was a Principal and Senior Equity Research Analyst, responsible for the Gaming and Lodging sectors. Mr. Cogan received a Bachelor of Arts degree in Communications from the University of Pennsylvania and has been a Chartered Financial Analyst (CFA) Charterholder since September 2000.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Director Independence
Our Board has determined that each of Rubén Caballero, Brian Cullinan, and Emily Fairbairn are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2).
Board Leadership Structure
The Board has an independent chairperson, meaning that the positions of Chair of the Board and Chief Executive Officer are not held by a single individual. The Board believes that having an independent chairperson ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.
Policy Governing Security Holder Communications with the Board of Directors
Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chair of the Board, the entire Board, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, Movano Inc., 6800 Koll Center Parkway, Pleasanton, California 94566. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.
Employee, Officer and Director Hedging
Pursuant to the Company’s Insider Trading Policy, directors, officers, employees and and/or consultants of the Company and its affiliates, as well as any immediate family members sharing the household of any of the foregoing are prohibited from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to the Company.
Policies Regarding Director Nominations
The Board has delegated to its Corporate Governance and Nominating Committee responsibility for establishing membership criteria for the Board, identifying individuals qualified to become directors consistent with such criteria and recommending the director nominees.
The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committees’ performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.
The Board seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. The Corporate Governance and Nominating Committee has not set specific, minimum qualifications that must be met by director candidates. Rather, in determining candidates to recommend to the Board to serve as members of the Board, the Corporate Governance and Nominating Committee will consider, among other things, whether a candidate is of the highest ethical character and shares the Company’s values and whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board.

Procedures for Recommendation of Director Nominees by Stockholders
The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:
•	the name and address of the stockholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;
•
the class and number of shares of stock of the Company that are owned beneficially and of record by the stockholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

•	full biographical information concerning the director candidate, including a statement about the candidate’s qualifications;
•
all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made;
•	description of all relationships between the candidate and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and
•	a written consent of the candidate to be named in the Company’s proxy statement and to stand for election if nominated by the Board and to serve if elected by the stockholders.
Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Movano Inc., 6800 Koll Center Parkway, Pleasanton, California 94566. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by the Company for the purpose of electing directors to the Board, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (x) the close of business on the 60th day prior to such special meeting or (y) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board.
Policy Governing Director Attendance at Annual Meetings of Stockholders
Each director is encouraged to attend the Annual Meeting of stockholders. This Annual Meeting will be our first Annual Meeting as a public company.
Code of Ethics and Conduct
We have in place a Corporate Code of Ethics and Conduct (the “Code of Ethics”) that applies to all of our directors, officers, employees, agents and contractors. The Code of Ethics is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;
•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics; and
•	accountability for adherence to the Code of Ethics.
A current copy of the Code of Ethics is available at www.movano.com. A copy may also be obtained, free of charge, from us upon a request directed to Movano Inc., 6800 Koll Center Parkway, Pleasanton, California 94566, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics required to be disclosed by applicable SEC rules by posting such information on our website available at www.movano.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board of Directors
Our bylaws state that the number of directors constituting the entire Board shall consist of one or more members to be determined by resolution of a majority of the whole Board and that the Board has the authority to fill any vacancies on the Board. The number of directors currently fixed by our Board is five.
Our Board met 13 times during the year ended December 31, 2021. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2021 held during the period for which he or she was a director. The Board currently has standing Audit, Compensation, Corporate Governance and Nominating and Corporate Development Committees. The Board and each standing committee retains the authority to engage its own advisors and consultants. Each committee has a charter that has been approved by the Board. Copies of the Audit, Compensation and Corporate Governance and Nominating Committee charters are available at www.movano.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as such committee determines.
The following table sets forth the current members of the Audit, Compensation, Corporate Governance and Nominating, and Corporate Development Committees of the Board:
Name	Audit	Compensation	Corporate Governance and Nominating	Corporate Development
Rubén Caballero	X	X	X
Brian Cullinan	X	X	X
Emily Wang Fairbairn	X	X	X	X
Nan Kirsten Forte				X
John Mastrototaro				X
Committees
Audit Committee. Our Audit Committee consists of Mr. Caballero, Mr. Cullinan and Ms. Fairbairn. The Board has determined that each member of the Audit Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has elected Mr. Cullinan as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met three times in 2021.
Compensation Committee. Our Compensation Committee presently consists of Mr. Caballero, Mr. Cullinan and Ms. Fairbairn, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is also an independent director within the meaning of Nasdaq’s director independence standards. Mr. Caballero serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including approving individual executive officer compensation, (2) advises the Board concerning non-employee director compensation, (3) reviews and recommends to the Board compensation plans, policies and programs and (4) administers and implements the Company’s incentive compensation plans and equity-based plans. The Compensation Committee met two times in 2021.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Caballero, Mr. Cullinan and Ms. Fairbairn. The Board has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC. Ms. Fairbairn serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board in evaluating the performance of the Board and the Board committees, (4) advises the Board regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board on corporate governance and (6) reviews the size and composition of the Board and recommends to the Board any changes it deems advisable. The Corporate Governance and Nominating Committee did not meet in 2021.
Corporate Development Committee. Our Corporate Development Committee consists of Ms. Fairbairn, Ms. Forte and Mr. Mastrototaro. Ms. Forte serves as Chairperson of the Corporate Development Committee. The Corporate Development Committee is responsible for developing insights and recommendations to the Board concerning the Company’s overall corporate development objectives and strategies including with respect to (i) alignment between the Company’s technology development goals and commercialization plans and objectives, (ii) marketing and corporate communication matters including development of messaging and branding initiative, (iii) development of commercialization strategies including consideration of potential commercial partnership transactions and (iv) evaluation of other potential business development and strategic opportunities. The Corporate Development Committee was established in April 2022, so it did not meet in 2021.
Role of the Board of Directors in Risk Oversight
Enterprise risks are identified and prioritized by management and the Board receives periodic reports from management regarding the most significant risks facing the Company. These risks include, without limitation, (i) risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation and (ii) risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised of Mr. Caballero, Mr. Cullinan and Ms. Fairbairn. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and has discussed them with both management and Moss Adams LLP (“Moss Adams”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with Moss Adams its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by Moss Adams with that firm’s independence.
Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.
Respectfully submitted by the Audit Committee.
THE AUDIT COMMITTEE:

Ruben Caballero Brian Cullinan, Chair Emily Wang Fairbairn

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND
OFFICERS
Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options. We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long-term performance-based equity compensation over base annual salaries.
The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2021 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2021 (collectively, the “named executive officers”):
2021 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	TOTAL ($)
John Mastrototaro Chief Executive Officer	2021(1)	225,000	—	2,927,006	203,271	12,263	3,367,540
	2020	—	—	868,780(6)	—	—	868,780
Michael Leabman Chief Technology Officer	2021	300,000	—	—	269,796	—	569,796
	2020	275,000	—	—	187,500	—	462,500
J. Cogan Chief Financial Officer	2021	250,000	—	124,500	168,623	—	543,123
	2020	250,000	75,600	14,539	—	—	340,139
(1)	Represents a partial year of employment, Dr. Mastrototaro became CEO in April 2021.
(2)
The amounts shown in this column indicate the grant date fair value of stock awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 12 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

(3)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 12 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

(4)
The amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Movano’s annual performance bonus plan and, in the case of Mr. Leabman, additional amounts earned under a bonus agreement.

(5)	The amounts shown in this column represent reimbursement for certain health benefit plan premiums.
(6)	Represents an option award received in connection with joining the Board of Directors.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table provides information regarding equity awards held by the named executive officers as of December 31, 2021.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)
John Mastrototaro Chief Executive Officer	37,500	262,500(2)		0.54	12/07/2030
	0	1,000,000(3)		3.26	02/10/2031
	2,813	132,188(4)		5.00	11/16/2031
Michael Leabman Chief Executive Officer	281,250	258,750(5)		0.38	11/18/2029
			100,000(6)	5.00	11/16/2031
J. Cogan Chief Financial Officer	20,000	60,000(7)		2.00	12/07/2030	151,667(8)	576,335
	1,354	63,646(9)		5.00	11/16/2031
(1)	The market value of unvested stock awards is based on the fair market value of our common stock on December 31, 2021 of $3.80.
(2)	Represents the unvested portion of an option grant that vests in equal monthly installments of 7,292 shares each.
(3)	Represents the unvested portion of an option grant that vests as follows: 250,000 shares vest on February 10, 2022 and the balance vests in equal monthly installments of 20,833 shares thereafter.
(4)	Represents the unvested portion of an option grant that vests in equal monthly installments of 2,813 shares each.
(5)	Represents the unvested portion of an option grant that vests in equal monthly installments of 11,250 shares each.
(6)	These options vest upon the achievement of certain performance-based criteria. If the criteria are not met by June 30, 2023, the options shall be cancelled and forfeited.
(7)	Represents the unvested portion of an option grant that vests in equal monthly installments of 1,667 shares each.
(8)	These shares vest in equal monthly installments of 9,749 shares each.
(9)	Represents the unvested portion of an option grant that vests in equal monthly installments of 1,354 shares each.
Equity Compensation Plan Information
The following table presents information on the Company’s equity compensation plans as of December 31, 2021. All outstanding awards relate to our common stock.
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Outstanding)
Equity compensation plans approved by security holders	5,592,137	$2.29	115,822
Equity compensation plans not approved by security holders	—	—	—
Total	5,592,137	$2.29	115,822

Employment Agreements and Change of Control Arrangements
Employment Agreements
The following is a summary of the employment arrangements with our named executive officers.
Michael Leabman, Chief Technology Officer and Director, purchased 400,000 shares of common stock, effective as of January 30, 2018 pursuant to a Restricted Stock Purchase Agreement. Such shares are subject to vesting over four years based on continued services to the Company and vesting is subject to acceleration upon a change of control transaction and, under certain circumstances, termination of services to the Company. The Company entered into an “at-will” amended and restated offer letter with no fixed term with Mr. Leabman, effective November 29, 2019 which was amended pursuant to a first amendment dated February 10, 2021 (as amended, the “Leabman Offer Letter”). Under the Leabman Offer Letter: (1) Mr. Leabman received an initial base salary of $250,000, which was adjusted to $300,000 in July 2020, and is eligible to receive target performance bonuses equal to 100% of base salary (or any other amount approved by the Board), and (2) Mr. Leabman was awarded stock options to acquire 540,000 shares of common stock, one fourth of which options vested on the November 18, 2020, and the balance of which such options vest in 36 equal monthly installments thereafter. The Leabman Offer Letter provides that (1) if Mr. Leabman is terminated by the Company other than for Cause he is entitled to receive cash severance in an amount equal to 12 months of base salary plus a pro-rated amount of his target bonus based on the number of days he is employed during the year of termination and (2) if there occurs a Change in Control (as defined in the Omnibus Incentive Plan) and in the period prior to and in connection with or in anticipation of such Change in Control and ending on the one-year anniversary of the consummation of such Change in Control, Mr. Leabman is terminated by the Company other than for Cause, 100% of any such options that remain unvested will immediately vest. “Cause” includes, among other items, Mr. Leabman’s conviction of a felony involving fraud, misappropriation, embezzlement or dishonesty in conjunction with his duties to Company or repeated willful failure to perform his job duties as defined by the Board or uncured material breach of the Leabman Offer Letter or Mr. Leabman’s confidential information and inventions assignment agreement with the Company. Mr. Leabman is also entitled to participate in the Company’s regular health insurance and other employee benefit plans established by the Company for its employees from time to time.
J. Cogan. The Company has entered into an offer letter with J. Cogan, the Company’s Chief Financial Officer on similar terms to the agreement entered with Michael Leabman. Pursuant to his offer letter Mr. Cogan (1) is paid a base salary of $250,000, (2) is entitled to a target performance bonus equal to 75% of base salary (or any other amount approved by the Board) and (3) was awarded stock options to acquire 455,000 shares of common stock. Mr. Cogan’s Offer Letter provides for severance in connection with an involuntary termination and the acceleration of his stock options in connection with a Change of Control on identical terms as those described in the description of Mr. Leabman’s offer letter above.
John Mastrototaro. The Company entered into an offer letter with John Mastrototaro, the Company’s President, CEO and Director on similar terms to the agreement entered with Michael Leabman. Pursuant to his offer letter Mr. Mastrototaro (1) is paid a base salary of $300,000, (2) is entitled to a target performance bonus equal to 100% of base salary (or any other amount approved by the Board) and (3) was awarded stock options to acquire 1,000,000 shares of common stock. Mr. Mastrototaro’s Offer Letter provides for severance in connection with an involuntary termination and the acceleration of his stock options in connection with a Change of Control on identical terms as those described in the description of Mr. Leabman’s offer letter above.
Director Compensation
Each of our non-employee directors other than Ms. Fairbairn received stock option grants upon their appointment to the Board and Ms. Fairbairn received an option grant in September 2020. The options granted are subject to vesting with 1/48th of the shares vesting for each month of continuous service. Pursuant to our non-employee director compensation policy our non-employee directors receive a $50,000 annual cash retainer plus the following additional annual cash fees: Chair of the Board, $25,000, Chair of the Audit Committee, $20,000 and Chair of the Compensation Committee, $10,000. Our non-employee director compensation policy provides that each director also receives options to purchase 20,000 shares of our common stock at the beginning of each year.

The following table sets forth information with respect to compensation earned by or awarded to each of our independent directors who served on the Board during the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation	Total ($)
Ruben Caballero	60,000	—	—	60,000
Brian Cullinan	70,000	—	—	70,000
Emily Wang Fairbairn	75,000	—	—	75,000
(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see note 12 to our audited financial statements included with our annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC. The following table shows the number of shares subject to outstanding option awards held by each non-employee director as of December 31, 2021:

Name	Shares Subject to Outstanding Stock Option Awards (#)	Unvested Shares of Restricted Stock
Ruben Caballero	560,000	—
Brian Cullinan	20,000	133,333
Emily Wang Fairbairn	20,000	250,000

PROPOSAL 2—APPROVAL OF AMENDMENT NO. 1 TO AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN
General
Our Amended and Restated 2019 Omnibus Incentive Plan was approved by our Board of Directors on February 10, 2021, our stockholders on February 24, 2021, and the plan became effective upon the closing of our initial public offering (the “Omnibus Plan”). As of March 31, 2022, 55,822 shares remained available for issuance under the Omnibus Plan. Our Board of Directors has determined that this remaining amount is insufficient to meet the Company’s equity compensation requirements on a forward going basis.
On April 15, 2022, our Board of Directors approved and adopted Amendment No. 1 of the Omnibus Plan, described in this proposal (the “Omnibus Plan Amendment”), subject to shareholder approval. If approved by our shareholders, the Omnibus Plan Amendment will increase the number of shares available for issuance under the Omnibus Plan by 6,000,000 shares. The Omnibus Plan Amendment also amends the Omnibus Plan to increase the number of shares that are available for issuance under the Omnibus Plan as incentive stock options by the same amount.
A copy of the Omnibus Plan Amendment is attached as Appendix A to this Proxy Statement. The material terms of the Omnibus Plan, assuming the approval of the Omnibus Plan Amendment, are summarized below under the heading “Material Features of the Omnibus Plan.” This summary of the Omnibus Plan is not intended to be a complete description of the Omnibus Plan and is qualified in its entirety by the actual text of the Omnibus Plan, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 17, 2021 and declared effective on March 22, 2021.
Reasons for the Amendment
The purpose of the Omnibus Plan Amendment is to provide the Company with sufficient flexibility to continue to use the Omnibus Plan to further the Company’s compensation philosophy and programs. Our Board of Directors believes that the interests of the Company and our shareholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct ownership interest in the operations and future success of the Company. In addition, the ability to obtain and retain new quality personnel by offering competitive compensation is of great importance to the success of the Company. However, our Board of Directors has determined that the current number of shares authorized for issuance under the Omnibus Plan is insufficient for the stated objectives of the Omnibus Plan. The Omnibus Plan Amendment will increase the number of shares available for issuance under the Omnibus Plan by 6,000,000 shares.
Vote Required for Approval
The affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy and entitled to vote thereon is required to approve the Omnibus Plan Amendment.
Board Recommendation
Our Board of Directors recommends that our shareholders vote “FOR” approval of the Omnibus Plan Amendment
Material Features of the Omnibus Plan
Administration of the Plan
Our Board of Directors has such powers and authorities related to the administration of the Omnibus Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the Omnibus Plan is administered by our Compensation Committee (the “Administrator”).
Type of Awards
The following types of awards are available for grant under the Omnibus Plan: incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), cash- or stock-based performance awards and other stock-based awards.

Number of Authorized Shares
If shareholders approve the Omnibus Plan Amendment, subject to adjustment (in connection with certain changes in capitalization), the total number of shares of our common stock that will be reserved for issuance under the Omnibus Plan will be 13,400,000, all of which will be available for issuance under ISOs.
Non-Employee Director Award Limits
The maximum value of awards under the Omnibus Plan granted during any calendar year to any non-employee director, taken together with any cash fees paid to the director during the calendar year and the value of awards granted to the director under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed $500,000 in total value (calculating the value of any equity compensation plan awards based on the grant date fair value for financial reporting purposes), except that awards granted to directors upon their initial election to our Board of Directors or the board of directors of an affiliate will not be counted towards these limits.
Share Counting
If any award under the Omnibus Plan expires, or is terminated, surrendered or forfeited, in whole or in part, or the shares are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligations, the unissued shares covered by such award will again be available for the grant of awards under the Omnibus Plan. If shares issued pursuant to the Omnibus Plan are repurchased by or are surrendered or forfeited to the Company at no more than cost, such shares will again be available for the grant of awards under the Omnibus Plan. In addition, any substitute award will not be counted against the number of shares reserved under the Omnibus Plan.
Eligibility and Participation
Eligibility to participate in the Omnibus Plan is limited to such employees, officers, non-employee Directors, or consultants of the Company, or of any affiliate, as the Administrator may determine and designate from time to time. As of March 31, 2022, approximately 34 non-executive officer employees, three executive officers, four non-employee directors and five consultants would have been eligible to receive awards under the Omnibus Plan.
Stock Options and SARs
Grants of Stock Options and SARs. The Administrator may award ISOs, NSOs and SARs to grantees under the Omnibus Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.
Exercise Price of Stock Options and SARs. The exercise price per share of a stock option will be at least 100% of the fair market value per share underlying the award on the grant date. A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share on the date of exercise over (2) the SAR Exercise Price as determined by the Administrator. The SAR Exercise Price will be fixed at the fair market value of a share on the grant date. SARs granted in tandem with an outstanding stock option following the grant date of such option will have a grant price that is equal to the option’s exercise price, except that the SAR’s grant price may not be less than the fair market value of a share on the grant date of the SAR.
Vesting of Stock Options and SARs. The Administrator will determine the terms and conditions (including any performance requirements) under which a stock option or SAR will become exercisable and will include such information in the award agreement.
Special Limitations on ISOs. In the case of a grant of a stock option intended to qualify as an ISO to a grantee that owns more than 10% of the total combined voting power of all classes of our outstanding shares (a “10% Shareholder”), the exercise price of the stock option will not be less than 110% of the fair market value of a share on the grant date. Additionally, a stock option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company, (2) to the extent such stock option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the stock option is granted) of the shares with respect to which all ISOs held by such grantee become exercisable for the first time during any calendar year (under the Omnibus Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.

Exercise of Stock Options and SARs. A stock option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price plus the amount of any taxes that we may be required to withhold. The Administrator has the discretion to determine the method or methods by which a SAR may be exercised.
Expiration of Stock Options and SARs. Stock options and SARs will expire at such times as the Administrator determines. However, no stock option may be exercised more than 10 years from the grant date, or in the case of an ISO held by a 10% Shareholder, more than five years from the grant date.
Restricted Stock and RSUs
Restricted Stock. At the time a grant of restricted stock is made, the Administrator may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. Unless the Administrator otherwise provides in an award agreement, holders of restricted stock will have the right to vote such stock and the right to receive any dividends declared or paid with respect to such stock.
The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (1) the aggregate par value of the shares represented by such restricted stock or (2) the price, if any, specified in the award agreement relating to such restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.
RSUs. An RSU is a bookkeeping entry representing the right of a grantee to receive a specified number of shares upon the satisfaction of specified award conditions. At the time a grant of RSUs is made, the Administrator may establish the applicable “restricted period” and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives. RSUs will not confer shareholder rights to grantees. The Administrator may provide that the holder of RSUs will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional RSUs.
Other Stock-Based Awards
The Administrator may grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our Common Stock. The terms of such other stock-based awards will be set forth in the applicable award agreements.
Change in Control.
Subject to the requirements and limitations of Code Section 409A, the Administrator may provide for any one or more of the following in connection with a Change in Control (as defined in the Omnibus Plan):
•
The Administrator may provide in any award agreement or, in the event of a Change in Control, may take such actions as it deems appropriate, to provide for the acceleration of the exercisability, vesting and/or settlement in connection with the Change in Control of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the grantee’s service prior to, upon or following the Change in Control, to such extent as the Administrator may determine.

•
In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation, or other business entity or parent thereof (the “Acquiror”), may, without the consent of any grantee, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. The Administrator may determine that an award denominated in shares is deemed assumed if, following the Change in Control, the award confers the right to receive, subject to the terms and conditions of the Omnibus Plan and the applicable award agreement, for each share subject to the award immediately prior to the Change in Control, the consideration to which a holder of a share on the date of the Change in Control was entitled, but if such consideration is not solely common stock of the Acquiror, the Administrator may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the award, for each share subject to the award, to consist solely of common stock of the Acquiror equal in fair market value to the per share consideration received by holders of stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of stock pursuant to the Change in Control on a contingent or delayed basis, the Administrator may determine the fair market value per share as of the time of the Change in Control on the basis of the Administrator’s good faith estimate of the present value of the probable future payment of such consideration. Any award or portion thereof that is neither assumed nor continued by the Acquiror in connection with the Change in Control, nor exercised or settled as of the Change in Control, will terminate and cease to be outstanding upon the Change in Control.
•
The Administrator may, without the consent of any grantee, determine that upon the occurrence of a Change in Control each or any award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Administrator) subject to the canceled award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control or (iii) other property that will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the Change in Control, reduced by the exercise or purchase price per share, if any, under the award. If any portion of such consideration may be received by holders of stock pursuant to the Change in Control on a contingent or delayed basis, the Administrator may determine such fair market value per share as of the time of the Change in Control on the basis of the Administrator’s good faith estimate of the present value of the probable future payment of such consideration and, if such determination is made by the Administrator, the amount of such payment (reduced by applicable withholding taxes, if any) will be paid to grantees in respect of the vested portions of their canceled awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled awards in accordance with the vesting schedules applicable to such awards.

Deferral Arrangements
The Administrator may permit or require the deferral of any award payment into a deferred compensation arrangement.
Nontransferability of Awards
Generally, during the lifetime of a grantee, only the grantee may exercise rights under the Omnibus Plan and no award will be assignable or transferable other than by will or laws of descent and distribution. If authorized in the award agreement, a grantee may transfer, not for value, all or part of an award (other than an ISO) to certain family members (including trusts and foundations for the benefit thereof).
Separation from Service
The Administrator may provide in the applicable award agreements for actions that will be taken upon a grantee’s separation from service from the Company, including but not limited to, accelerated vesting or termination of awards.
Tax Withholding and Tax Offset Payments
We will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares upon the exercise of a stock option or pursuant to an award.
Term of Plan
The authority to make grants under the Omnibus Plan is scheduled to terminate on March 25, 2031.
Amendment and Termination
The Administrator may, at any time and from time to time, amend, suspend or terminate the Omnibus Plan as to any shares as to which awards have not been made. An amendment will be contingent on approval of our shareholders to the extent stated by our Administrator, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the Omnibus Plan. No amendment, suspension or termination of the Omnibus Plan may, without the consent of the grantee, impair rights or obligations under any award previously awarded under the Omnibus Plan.
Clawback Policy
Further, all awards, amounts or benefits received or outstanding under the Omnibus Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A grantee’s acceptance of an award will be deemed to constitute the grantee’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the grantee, whether adopted prior to or following the grant date of the award, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the grantee’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.
Federal Income Tax Consequences
The following contains only a general discussion of the potential United States federal income tax consequences to grantees and the Company under the Omnibus Plan as of the date of this proposal. State or local tax rules, and tax rules applicable in jurisdictions outside the United Sates, are not discussed. The federal income tax consequences relating to the Omnibus Plan are complex and are subject to change.
NSOs and SARs. No taxable income is reportable when a NSO or SAR is granted. Upon exercise, the grantee will have ordinary income equal to the fair market value of the underlying shares on the exercise date minus the exercise price. Any gain or loss upon the disposition of the shares received upon exercise will be capital gain or loss to the grantee (which can be short- or long-term gains or losses depending on how long the shares are held before sale).
ISOs. No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised). If the grantee exercises the ISO and then sells the underlying shares more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss. If the grantee exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.
Restricted Stock and RSUs. A grantee of restricted stock or RSUs will not have taxable income upon the grant unless, in the case of restricted stock, the grantee elects to be taxed at that time. Instead, the grantee will have ordinary income at the time of vesting and/or settlement equal to the fair market value on the vesting and/or settlement date of the shares (or cash) received minus any amount paid for the shares.
Cash- and Stock-Based Performance Awards and Other Stock-Based Awards. Typically, a grantee will not have taxable income upon the grant of cash or stock-based performance awards or other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any shares received will constitute ordinary income to the grantee.
Tax Effect for the Company. We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the Omnibus Plan (for example, upon the exercise of a NSO). In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.
New Plan Benefits
If Omnibus Plan Amendment is adopted, there will be additional shares available under the Omnibus Plan for awards to officers, employees and non-employee directors. The benefits to be received by grantees in the normal course under the Omnibus Plan cannot be determined at this time because grants under the Omnibus Plan are made at the discretion of the Board of Directors. However, in November 2021, the Compensation Committee

of the Board of Directors approved an award of stock options to Michael Leabman, our Chief Technology officer, and in April 2022 the Compensation Committee approved an option award to Nan Kirsten Forte, each of which are contingent on the approval of Omnibus Plan Amendment by our stockholders. As a result, if Omnibus Plan Amendment is approved by our stockholders, we anticipate that our executive officers, directors and employees will receive the following:
Name and Position	Number of Stock Options
John Mastrototaro, Chief Executive Officer	—
Michael Leabman, Chief Technology Officer	100,000
J. Cogan, Chief Financial Officer	—
Rubén Caballero, Board Member	—
Brian Cullinan, Board Member	—
Emily Wang Fairbairn, Board Member	—
Nan Kirsten Forte, Board Member	400,000
Executive Group	100,000
Non-Employee Director Group	400,000
Non-Executive Officer Employee Group	—

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholder Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are presenting this selection to our stockholders for ratification at the annual meeting.
Moss Adams audited our financial statements for 2021. A representative of Moss Adams is expected to attend the Annual Meeting. In addition to having the opportunity to make a statement, the Moss Adams representative will be available to respond to any appropriate questions.
The following table sets forth the aggregate fees billed or expected to be billed by Moss Adams for audit and non-audit services related to 2020 and 2021, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the tables.
Fee Category	2021 ($)	2020 ($)
Audit Fees(1)	426,378	396,425
Audit-Related Fees	—	—
Tax Fees(2)	51,044	36,750
All Other Fees	—	—
Total	477,422	433,175
(1)	Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.
(2)	Tax Fees include research and development tax credits, federal and state tax compliance, and general tax consultation services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee has delegated pre-approval authority to its chairman when necessary due to timing considerations. Any services pre-approved by such chairman must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by Moss Adams during 2021.
Vote Required for Approval
Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the voting stock present in person or represented by proxy and entitled to vote thereon. If our stockholders fail to ratify the selection of Moss Adams as the independent registered public accounting firm for 2022, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.
Board Recommendation
The Board unanimously recommends that the stockholders vote FOR ratification of the appointment of Moss Adams as our independent registered public accounting firm for 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than compensation agreements and other arrangements, which are described as required by applicable SEC rules under the heading “Executive and Director Compensation” above, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest except as described below.
On February 28, 2020, Emily Wang Fairbairn (including Maestro Venture Partners LLC and certain other affiliated entities and persons, the “Series A Lead”) purchased $500,000 in 4% unsecured convertible promissory notes from the Company. In December 2020, these convertible notes were transferred to certain trusts which were established by Ms. Fairbairn for the benefit of certain members of her family. In connection with the Company’s initial public offering, in March 2021 these convertible notes were converted into 194,280 shares of the Company’s common stock. Pursuant to the Lead Investor Agreement, in connection with the Series A Lead’s purchase of such convertible promissory notes, the Series A Lead received warrants to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.97 per share.
On August 27, 2020, Brian Cullinan purchased $25,000 in 4% unsecured convertible promissory notes from the Company. In connection with the Company’s initial public offering, in March 2021 these convertible notes were converted into 9,715 shares of the Company’s common stock.
SECTION 16(a) COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2021.

OTHER BUSINESS
The Board knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should properly come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 21, 2022
The proxy statement and annual report to stockholders are available at www.proxyvote.com.
A copy of the Company’s Annual Report for the fiscal year ended December 31, 2021 is available without charge upon written request to: Secretary, Movano Inc., 6800 Koll Center Parkway, Pleasanton, California 94566.

APPENDIX A
Amendment No. 1 of the
Movano Inc. Amended and Restated
2019 Omnibus Incentive Plan
See attached.

Amendment No. 1 of the
Movano Inc. Amended and Restated
2019 Omnibus Incentive Plan
This Amendment No. 1 (“Amendment”), dated April 15, 2022, of the Amended and Restated 2019 Omnibus Incentive Plan (the “Existing Plan”; as amended hereby, the “Plan”), of Movano Inc., a Delaware corporation (the “Company”), is made and adopted by the Company, subject to approval of the stockholders of the Company.
Statement of Purpose
The Existing Plan was adopted by the Company’s Board of Directors (the “Board”) on February 10, 2021, and approved by the stockholders of the Company on February 24, 2021. The Board may amend the Existing Plan at any time, pursuant to and subject to Section 5.2 of the Existing Plan, contingent on approval by the stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law. The Board has determined that it is advisable and in the best interest of the Company to amend the Existing Plan to increase the number of shares of the Company’s common stock, par value $0.0001 per share, authorized for issuance under the Existing Plan by 6,000,000 shares, and to make the other changes to the Existing Plan described in this Amendment.
NOW, THEREFORE, the Existing Plan is hereby amended as follows, subject to approval by the stockholders of the Company:
1. Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.
2. Amendment of Section 4.1 of Existing Plan. Section 4.1 of the Existing Plan is hereby deleted in its entirety and replaced with the following:
4.1. Authorized Number of Shares
Subject to adjustment under Section 14, the total number of Shares authorized to be awarded under the Plan is 13,400,000. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time.
3. Amendment of Section 4.3.1 of Existing Plan. Section 4.3.1 of the Existing Plan is hereby deleted in its entirety and replaced with the following:
4.3.1. Incentive Stock Options
Subject to adjustment under Section 14, 13,400,000 shares shall be available for issuance as Incentive Stock Options under the Plan.
4. Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
6. Effective Date. This Amendment shall be effective this 15th day of April 2022, subject to the approval of the stockholders of the Company.
i

MOVANO INC.
6800 KOLL CENTER PARKWAY
PLEASANTON, CA 94566
ATTN: SECRETARY

SCAN TO
VIEW MATERIALS & VOTE

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect two members of the Board of Directors to serve for three-year terms as Class I Directors.

Nominees

01) Emily Wang Fairbairn 02) Michael Leabman

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve Amendment No. 1 to the Movano Inc. Amended and Restated 2019 Omnibus Incentive Plan.	☐	☐	☐
3. To ratify the selection of Moss Adams, LLP as our independent registered public accounting firm for 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000570216_1 R1.0.0.24

MOVANO INC.
Annual Meeting of Stockholders
June 21, 2022 1:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Mastrototaro and Jeremy Cogan together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Movano Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Movano Inc. to be held via live webcast at www.virtualshareholdermeeting.com/MOVE2022 on Tuesday, June 21, 2022, 1:00 PM Pacific Time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

0000570216_2 R1.0.0.24

Continued and to be signed on reverse side